Exhibit 24.3

Mister Car Wash, Inc.

Power of Attorney

I hereby appoint John Lai and Jedidiah Gold, and each of them, with full power of substitution and resubstitution and full power to act without the other, as my true and lawful attorney-in-fact and agent to act in my name, place and stead and to execute in my name and on my behalf, and to sign any and all amendments (including post-effective amendments) to Mister Car Wash, Inc.’s Registration Statement on Form S-1 (File No. 333-256697) (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 17, 2021.

By:	/s/ Dorvin Lively
Name: Dorvin Lively